UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2013

One Horizon Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10822	46-3561419
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Weststrasse 1, Baar
Switzerland	CH6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	011 41 41 760 5820

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2013, the Board of Directors of One Horizon Group, Inc. (the “Company”) appointed Mr. Robert Philip Law (“Mr. Law”) as a director of the Company.  Immediately following his appointment on the same date, Mr. Law was named to the newly-formed Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors.

Since 1990, Mr. Law has served as chief executive officer of Langdowns DFK Limited (“Langdowns”), a United Kingdom-based accounting, tax and business advisory firm, and since 1979 has served as a director of Langdowns.  Also, since 1990, Mr. Law has been the chief executive officer of Southern Business Advisers LLP (“Southern Business Advisers”), a United Kingdom-based business associated with Langdowns that also offers accounting, tax and business advisory services, and has been a member of Southern Business Advisers since 1979.  Mr. Law is a Fellow of the Institute of Chartered Accountants in England and Wales (“ICAEW”), and is a member of the Valuation and Information Technology Faculties of the ICAEW.  Mr. Law qualified as an ICAEW Chartered Accountant in 1976.

There are no arrangements or understandings between Mr. Law and any other persons pursuant to which he was selected as a director and there are no transactions between the Company and Mr. Law that would require disclosure under Item 404(a) of Regulation S-K.

Also on August 28, 2013, Mr. Law entered into the Company’s form of Independent Director Agreement and form of Indemnification Agreement.  Under the terms of the Independent Director Agreement, the Company agreed to pay Mr. Law a monthly salary of ₤1,000 (approximately $1,558.10), as compensation for the services to be provided by him as a director. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Law against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Law in connection with any proceeding if Mr. Law acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreement and Indemnification Agreement is qualified by reference to the provisions of the forms of agreements filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Also on August 28, 2013, Nicholas Carpinello, a director of the Company, entered into the Company’s form of Independent Director Agreement and form of Indemnification Agreement.  Under the terms of the Independent Director Agreement, the Company agreed to pay Mr. Carpinello a monthly salary of $1,500.00, as compensation for the services to be provided by him as a director. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Carpinello against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Carpinello in connection with any proceeding if Mr. Carpinello acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreement and Indemnification Agreement is qualified by reference to the provisions of the forms of agreements filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 22, 2013).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 22, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: September 4, 2013	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer